Exhibit (g)(3)

FORM OF AMENDMENT NO. 2 TO THE CUSTODY AGREEMENT

AMENDMENT NO. 2 dated as of February     , 2017, between TCW Alternative Funds (the “Fund”), for itself and for each of its series listed on Schedule I attached hereto, as amended from time to time (individually and collectively the “Series”) and The Bank of New York Mellon (the “Custodian”).

WHEREAS, the Fund and the Custodian have entered into a Custody Agreement dated as of April 27, 2015, as amended or supplemented from time to time, (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement as set forth herein.

NOW THEREFORE, for and in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Schedule I to the Agreement shall be replaced in its entirety with Schedule I attached hereto for the addition of the following Series:

TCW/Gargoyle Dynamic 500 Collar Fund

TCW/Gargoyle Dynamic 500 Market-Neutral Fund

TCW Long Short Fundamental Value Fund

2. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as provided herein and in the Agreement) with respect thereto. Except for any amendments to the Agreement, all terms and conditions of the Agreement will continue in full force and effect in accordance with its provisions on the date of this Amendment. References to the Agreement will be to the Agreement, as amended by this Amendment.

3. No amendment, modification or waiver in respect of the matters contemplated by this Amendment will be effective unless made in accordance with the terms of the Agreement.

4. This Amendment shall become effective upon execution by the parties hereto. From and after the execution hereof, any reference to the Agreement shall be a reference to the Agreement as amended hereby.

5. Except as amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their respective officers, thereunto duly authorized, as of the date first above written.

AUTHORIZED SIGNER OF:

TCW ALTERNATIVE FUNDS

By:
Name:	David S. DeVito
Title:	President and CEO

AUTHORIZED OFFICER OF:

THE BANK OF NEW YORK MELLON

By:
Name:	Wayne D. Weaver
Title:	Managing Director

SCHEDULE I

Fund:

TCW Alternative Funds

Series:

TCW/Gargoyle Hedged Value Fund

TCW/Gargoyle Dynamic 500 Fund

TCW/Gargoyle Systemic Value Fund

TCW/Gargoyle Dynamic 500 Collar Fund

TCW/Gargoyle Dynamic 500 Market-Neutral Fund

TCW High Dividend Equities Long/Short Fund

TCW Long/Short Fundamental Value Fund